Ex 99.1
Rogers Corporation Announces Addition of Woon Keat Moh to Board of Directors
Chandler, Arizona, December 18, 2024: Rogers Corporation (NYSE: ROG) (“Rogers”) announced today that Woon Keat Moh ("Moh") has been appointed as an independent member of the Company’s Board of Directors, effective January 1, 2025. Following this change, the Board will be composed of nine members, eight of whom are independent.
“We are excited to welcome Moh to our Board,” said Peter Wallace, Chair of the Board of Rogers. “He is a highly qualified executive with extensive experience leading global businesses. He has nearly 30 years of experience in the specialty materials industry, including significant leadership roles in Asia and North America. Moh’s appointment adds even greater strength to our purpose-built Board, and we are confident that his expertise will help further Rogers’ strategy as we work to create value for our shareholders.”
About Woon Keat Moh
Mr. Moh has nearly three decades of experience in the specialty and engineered materials industry. He is currently Senior Vice President and President of the Color, Additives & Inks global business segment at Avient Corporation. Since joining Avient in 2010, he has held multiple senior leadership roles, including President of the Americas and Asia regions of the Color, Additives & Inks segment. Other roles at Avient included Sales Director for Color and Additives Asia and General Manager of Specialty Engineered Materials Asia. He also served as Vice President of Asia. Prior to joining Avient, he worked at Bayer and Clariant, where he served in various commercial leadership roles. Mr. Moh holds a Bachelor of Science in Engineering from the University of New Brunswick.
About Rogers Corporation
Rogers Corporation (NYSE:ROG) is a global leader in engineered materials to power, protect and connect our world. Rogers delivers innovative solutions to help our customers solve their toughest material challenges. Rogers’ advanced electronic and elastomeric materials are used in applications for EV/HEV, automotive safety and radar systems, mobile devices, renewable energy, wireless infrastructure, energy-efficient motor drives, industrial equipment and more. Headquartered in Chandler, Arizona, Rogers operates manufacturing facilities in the United States, Asia and Europe, with sales offices worldwide. For more information, visit www.rogerscorp.com.
Safe Harbor Statement
Statements included in this release that are not a description of historical facts are forward-looking statements. Words or phrases such as “believe,” “may,” “could,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “seek,” “plan,” “expect,” “should,” “would” or similar expressions are intended to identify forward-looking statements, and are based on Rogers’ current beliefs and expectations. This release contains forward-looking statements regarding our plans, objectives, outlook, goals, strategies, future events, future net sales or performance, capital expenditures, future restructuring, plans or intentions relating to expansions, business trends and other information that is not historical information. All forward-looking statements are based upon information available to us on the date of this release and are subject to risks, uncertainties and other factors, many of which are outside of our control, which could cause actual results to differ materially from those indicated by the forward-looking statements. For additional information about the risks, uncertainties and other factors that may affect our business, please see our most recent annual report on Form 10-K and any subsequent reports filed with the Securities and Exchange Commission, including quarterly reports on Form 10-Q. Rogers Corporation assumes no responsibility to update any forward-looking statements contained herein except as required by law.

Media Contact:
Amy Kweder
Senior Director, Corporate Communications
Phone: 480.203.0058
Email: amy.kweder@rogerscorporation.com

Investor Contact:
Steve Haymore
Senior Director, Investor Relations
Phone: 480.917.6026
Email: stephen.haymore@rogerscorporation.com